Exhibit 10.1
AMENDMENT NO. 1
     AMENDMENT NO. 1 dated as of January 31, 2007 between THE GEO GROUP, INC. (formerly known as Wackenhut Corrections Corporation), a Florida corporation, as borrower (the “Borrower”), the Lenders executing this Amendment No. 1 on the signature pages hereto and BNP PARIBAS, in its capacity as Administrative Agent under the Credit Agreement referred to below (together with its permitted successors, the “Administrative Agent”).
     The Borrower, the lenders party thereto (including the Lenders executing this Amendment No. 1 on the signature pages hereto) and the Administrative Agent are parties to a Third Amended and Restated Credit Agreement dated as of January 24, 2007 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $515,000,000.
     The Borrower and the Lenders party hereto wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:
     Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.
     Section 2. Amendments. Subject to the satisfaction of the condition precedent specified in Section 3 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:
     2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.
     2.02. Definitions. The definition of “Affiliate” in Section 1.1 of the Credit Agreement shall be amended to read as follows:
     ““Affiliate” means, with respect to any Person, any other Person (other than the Borrower and a Restricted Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.”
Amendment No. 1

     2.03. Prepayments of Term Loans — Mandatory Prepayment of Loans — Excess Cash Flow. Section 4.4(b)(v) of the Credit Agreement shall be amended to change the first specified date from December 31, 2005 to December 31, 2007.
     2.04. Interest — Applicable Margin.
     (a) Section 5.1(c)(i) of the Credit Agreement shall be amended to read as follows:
     “(i) any Initial Term Loan that is a LIBOR Rate Loan shall be 1.50%,”.
     (b) Section 5.1(c)(ii) of the Credit Agreement shall be amended to read as follows:
     “(ii) any Initial Term Loan that is a Base Rate Loan shall be 0.50%,”.
     (c) Subsection (b) of the proviso in Section 5.1(c) of the Credit Agreement shall be amended to substitute Pricing Level V for Pricing Level VI.
     2.05. Affirmative Covenants. Section 9.17 shall be added to the Credit Agreement to read as follows:
     “SECTION 9.17 Hedging Agreements. The Borrower will within 90 days of the Closing Date enter into, and thereafter maintain in full force and effect, one or more Hedging Agreements with one or more of the Lenders that effectively enables the Borrower (in a manner satisfactory to the Administrative Agent) to be protected against increases in the three-month London interbank offered rate as to at least thirty-five percent (35%) of the sum of the outstanding Initial Term Loans and the outstanding High-Yield Notes for a period of at least 2 years measured from the Closing Date.”
     2.06. Restricted Payments. Section 11.6 of the Credit Agreement shall be amended to read as follows:
     “SECTION 11.6 Restricted Payments. Declare, pay or make any Restricted Payment except each Restricted Subsidiary may declare, pay and make Restricted Payments (i) to the Borrower and to Restricted Subsidiaries, (ii) pursuant to any agreements governing acquisitions otherwise permitted hereunder, (iii) in the case of non-wholly owned Restricted Subsidiaries, if made to all equity owners thereof on a pro rata basis, (iv) resulting from the cashless exercise of stock options and (v) in the case of any real estate investment trust that is a Restricted Subsidiary, (1) to the equity holders thereof consisting of dividends on their equity interests therein in an aggregate amount not to exceed Seventy-Five Thousand Dollars ($75,000) per calendar year and (2) consisting of purchases or redemptions of such equity interests in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000) during the term of this Agreement.”
Amendment No. 1

     2.07 Transactions with Affiliates. Section 11.8 of the Credit Agreement shall be amended to delete each reference therein to “, shareholders”.
     2.08 Restrictive Agreements. Section 11.11(b) of the Credit Agreement shall be amended to read as follows:
     “(b) Enter into or permit to exist any agreement which impairs or limits the ability of any Restricted Subsidiary of the Borrower to pay dividends to the Borrower (excluding, in the case of any real estate investment trust that is a Restricted Subsidiary, customary restrictions imposed by the terms of preferred stock issued by such real estate investment trust requiring the prior payment of dividends to its holders of such preferred stock, provided that the aggregate amount of such dividends payable on all such preferred stock containing such restrictions held by Persons other than the Borrower and its Restricted Subsidiaries shall not exceed Seventy-Five Thousand Dollars ($75,000) for any calendar year).”
     2.09. Amendments, Waivers and Consents. Section 14.11(d) of the Credit Agreement shall be amended to read as follows:
     “(d) extend the scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation (including, without limitation, the date of any principal amortization payment set forth in Section 4.3 or the final maturity date, but excluding the date of any prepayment required by Section 4.4(b)) or the time or times of payment of interest on any Loan or Reimbursement Obligation or any fee or commission with respect thereto or the duration of any Interest Period beyond six (6) months without the prior written consent of each Lender affected thereby,”.
     Section 3. Condition Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the receipt by the Administrative Agent of counterparts of this Amendment No. 1 executed by the Borrower, the Administrative Agent and each Lender party to the Credit Agreement.
     Section 4. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.
[Signature pages to follow]
Amendment No. 1

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

THE GEO GROUP, INC. (formerly known as Wackenhut Corrections Corporation), as Borrower
By:	/s/ George C. Zoley
	Name:	George C. Zoley
	Title:	Chairman and CEO

BNP PARIBAS, as Lender

By:	/s/ Andrew Shapiro
	Name:	Andrew Shapiro
	Title:	Managing Director

By:	/s/ Duane P. Helkowski
	Name:	Duane P. Helkowski
	Title:	Managing Director

BNP PARIBAS, as Administrative Agent

By:	/s/ Andrew Shapiro
	Name:	Andrew Shapiro
	Title:	Managing Director

By:	/s/ Duane P. Helkowski
	Name:	Duane P. Helkowski
	Title:	Managing Director

Amendment No. 1

4